SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C.  20549


                                                     FORM 8-K

                                                  CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                  MARCH 20, 1998
                                         (Date of earliest event reported)

                                            NAPRO BIOTHERAPEUTICS, INC.
                          (Exact name of registrant as specified in its charter)

                                         Commission file number:  0-243201




             Delaware                                            84-1187753
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                                              6304 Spine Road, Unit A
                                                 Boulder, CO 80301
                                     (Address of principal executive offices)


                                                  (303) 530-3891
                            (Registrant's telephone number, including area code)




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Item 5.  Other Events.

         On March 23, 1998, the Company issued a press release announcing a Termination Agreement dated March 20, 1998 (the "Termination Agreement") among the Company, IVAX Corporation, a Florida corporation ("IVAX"), Baker Norton Pharmaceuticals, Inc., a Florida corporation ("BNP") and D&N Holding Corporation, a Delaware corporation ("D&N") which terminates certain agreements and licences certain technology.

         The Termination Agreement and certain other agreements have been filed as exhibits to this report and are incorporated herein by reference by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         The following exhibits are filed herewith:

     99.1 Termination Agreement dated March 20, 1998 among the Company, IVAX, BNP and D&N.1

     99.2 Escrow Agreement dated as of March 24, 1998 by and between the Company, BNP and U.S. Bank National Association d/b/a Colorado National Bank.

     99.3. Letter Agreement, dated March 20, 1998, by and between the Company, Leonard P. Shaykin and D&N

     99.4 NaPro Release dated as of March 20, 1998.

     99.5 IVAX, BNP and D&N Release dated as of March 20, 1998.

     99.6 Press Release dated March 23, 1998 regarding Termination Agreement and other agreements.


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                           1 A portion  of the text of this  agreement  has been
                  redacted from this agreement and filed separately with the Commission pursuant to a Confidential Treatment Request.

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                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Napro Biotherapeutics, Inc.



                                                     /s/Gordon H. Link, Jr.
Date: March 26, 1998                                    Gordon H. Link, Jr.
                                                        Chief Financial Officer



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